Exhibit 99.1

—   Travelport Announces First Quarter 2007 Results   —

Quarterly highlights

•                  Net Revenue growth of 5%, Adjusted Net Revenue growth of 8%

•                  EBITDA of $99 million, Adjusted EBITDA of $157 million

•                  Orbitz Worldwide gross bookings up 21% versus 1Q 2006

•                  Executed cost saving actions that are expected to result in approximately $113 million of annualized run rate savings

•                  $100 million discretionary pay down of term loan debt on May 7th

NEW YORK, NY, May 14, 2007  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the quarter ended March 31, 2007. Travelport recognized net revenue for the quarter of $668 million and EBITDA of $99 million.  Adjusted net revenue was $684 million and adjusted EBITDA was $157 million, representing growth of 8% and 36%, respectively, over the year ago period.  A description of our adjusted results, which exclude items related to the Blackstone acquisition of Travelport and separation of Travelport from Cendant, among others, and a reconciliation to our GAAP results are included in this press release.

Travelport Consolidated

($ in millions)

	1Q 2006	1Q 2007	$ Change*	% Change
Net Revenue	$636	$668	$33	5%
Adjusted Net Revenue	$636	$684	$49	8%
EBITDA	$107	$99	($8)	-8%
Adjusted EBITDA	$115	$157	$42	36%
Adjusted EBITDA Margin%	18.2%	23.0%	4.8 ppt	26%

*                    May not foot due to rounding

Travelport President and CEO, Jeff Clarke, stated:  “Travelport is off to an excellent start in 2007.  We achieved strong performance driven by both top line revenue growth and cost control through our reengineering efforts.  We are now operating as three global businesses and I believe we are seeing benefits of this realignment in our operating performance, for example at Galileo, where adjusted net revenue grew 3% and adjusted EBITDA grew 9%. Our Orbitz Worldwide business had another strong quarter with global gross bookings growth of 21%,  domestic growth of 19% and international growth of 36% .”

Mike Rescoe, Travelport Executive Vice President and CFO, stated “We continue to focus on our reengineering efforts and as of the end of April, we had taken actions that we expect will produce approximately $113 million of annualized run rate cost savings.  During the quarter, we realized $21 million, of cost savings which helped drive a 480 bps increase in Adjusted EBITDA margins. The strong performance of the company enabled us to make a discretionary $100 million repayment of our term loan debt on May 7th.”

Financial Highlights

First Quarter 2007

Galileo

($ in millions)

	1Q 2006	1Q 2007	$ Change*	% Change
Net Revenue	$403	$414	$11	3%
Adjusted Net Revenue	$403	$416	$13	3%
EBITDA	$132	$117	($16)	-12%
Adjusted EBITDA	$127	$139	$12	9%
Adjusted EBITDA Margin%	31.6%	33.5%	1.9 ppt	6%

*       May not foot due to rounding

Net revenue and EBITDA from Galileo were $414 million and $117 million, respectively, for the first quarter of 2007.  Adjusted net revenue and adjusted EBITDA from Galileo were $416 million and $139 million, respectively, an increase of 3% and 9%, respectively, versus the first quarter of 2006.  Higher revenue resulted from growth in GDS transactions, primarily in the U.S. and Asia Pacific regions, and higher international yields.  Revenue growth more than offset the anticipated yield decline from our new U.S. airline contracts.  In addition, the savings from Galileo’s reengineering efforts have started to flow through. Absent the impact of F/X, operating expenses, excluding inducements to agents, were 8% lower than the first quarter of 2006.  The revenue growth and operating expense savings drove higher adjusted EBITDA, more than offsetting unfavorable foreign exchange movements year-over-year which impacted Galileo approximately $7 million as compared to the prior year quarter.  Adjusted EBITDA margin improved 190 basis points, driven by cost savings realized during the quarter.

Orbitz Worldwide

($ in millions)

	1Q 2006	1Q 2007	$ Change*	% Change
Net Revenue	$185	$207	$22	12%
Adjusted Net Revenue	$185	$220	$34	19%
EBITDA	$15	$17	$3	18%
Adjusted EBITDA	$18	$34	$16	87%
Adjusted EBITDA Margin%	9.8%	15.4%	5.6 ppt	58%

*                    May not foot due to rounding

Net revenue and EBITDA from Orbitz Worldwide were $207 million and $17 million, respectively, for the first quarter of 2007.  Adjusted net revenue and adjusted EBITDA from Orbitz Worldwide were $220 million and $34 million, respectively, an increase of 19% and 87%, respectively, versus the first quarter of 2006.  Higher revenue resulted from global gross bookings growth of 21%.  Domestic revenue benefited from growth in air, hotel and dynamic package transactions.  Excluding marketing expenses, operating expenses declined year-over-year, demonstrating the benefits of our reengineering programs.  Adjusted EBITDA grew as a result of revenue growth and expense management, demonstrating the scale in the business.

GTA

($ in millions)

	1Q 2006	1Q 2007	$ Change*	% Change
Net Revenue	$62	$64	$2	4%
Adjusted Net Revenue	$62	$66	$4	6%
EBITDA	($8)	($0)	$7	NA
Adjusted EBITDA	($3)	$4	$8	NA
Adjusted EBITDA Margin%	-5.5%	6.5%	12.0 ppt	NA

* May not foot due to rounding

Net revenue and EBITDA loss from GTA were $64 million and ($0) million, respectively, for the first quarter of 2007.  Adjusted net revenue and adjusted EBITDA from GTA were $66 million and $4 million, respectively, an increase of 6% and $8 million, respectively, versus the first quarter of 2006.  The first quarter of the year tends to be GTA’s weakest and one where historically it has generated a loss.  Global Total Transaction Value (“TTV”) grew 17% year-over-year, driven by strong individual traveler demand across all regions.  Net revenue increased as a result of higher gross bookings.  Operating expense grew at a slower pace, resulting in an increase in adjusted EBITDA versus the first quarter of 2006.

In addition, Travelport incurred adjusted corporate and unallocated expenses of $21 million.  On an unadjusted basis corporate and unallocated expenses were $35 million. These expenses were $5 million lower than the first quarter of 2006, driven by cost savings realized during the quarter, offset somewhat by higher stand alone operating expenses.

Excluded from the adjusted results are items such as the impairment charges, separation expenses from Cendant, and restructuring expenses, among others, that are detailed on the reconciliation of EBITDA included in this release.

Travelport generated $163 million of cash flow from operations during the first quarter.  Cash capital spending was $32 million and scheduled principal payments on the term loans were $6 million.  As of March 31, 2007, Travelport had $221 million of cash and cash equivalents on hand.  As previously mentioned, we made a $100 million discretionary payment on our term loan debt on May 7th, 2007, subsequent to the March 31, 2007 balance sheet date.

Conference Call/Webcast

The Company’s first quarter 2007 earnings conference call will be accessible to the media and general public via live Internet Web cast beginning at 11:00 a.m. (EDT), and through a limited number of listen-only, dial-in conference lines.

The Web cast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 866-825-3209 in the United States and 617-213-8061 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 66873624.

A replay of the conference call will be available May 14, 2007 at 12:00 p.m. (EDT) through May 21, 2007. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 89638297.

About Travelport

Travelport is one of the world’s largest travel conglomerates. It operates 20 leading brands including Galileo, a global distribution system (GDS); Orbitz Worldwide, an on-line travel agency; and Gullivers Travel Associates, a wholesaler of travel content. With 2006 revenues of $2.6 billion, the Company has 8,000 employees and operates in 130 countries. Travelport is a private company owned by The Blackstone Group of New York, Technology Crossover Ventures of Palo Alto, California and One Equity Partners of New York.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our substantial indebtedness; our ability to service such indebtedness and the impact thereof on the way we operate our business; interest rate movements; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions, both nationally and in air markets; competition in the travel industry; pricing, regulatory and other trends in the travel industry; risks associated with doing business in multiple international jurisdictions and in multiple currencies; maintenance and protection of our information technology and intellectual property; the outcome of pending litigation; our ability to consummate the proposed acquisition of Worldspan; acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions, including the proposed Worldspan acquisition; financing plans and access to adequate capital on favorable terms; and our ability to achieve anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,

important information regarding such measures is contained on pages 6 and 7 of this release.

SOURCE: Travelport Limited

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Elliot Bloom of Travelport, +1-212-915-9110, or elliot.bloom@travelport.com

Web site: http://www.travelport.com/

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

Our results on a segment basis for the Three Months Ended March 31, 2007 as compared to the Three Months Ended March 31, 2006 are as follows.

		Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Net revenue	$668	$636

Costs and expenses
Cost of revenue	280	278
Selling, general and administrative	265	250
Separation and restructuring charges	23	7
Depreciation and amortization	55	49
Other expense (income)	1	(6)
Total operating expense	624	578

Operating income	44	58
Interest expense, net	(86)	(12)
Income (loss) from continuing operations before income taxes	(42)	46
Provision (benefit) for income taxes	(3)	(2)
Income (loss) from continuing operations, net of tax	(39)	48
Loss from discontinued operations, net of tax	—	(1)
Net income (loss)	$(39)	$47

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA TO NET INCOME

(in millions)

(UNAUDITED)

		Predecessor
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Galileo
Net revenue	$414	$403
Segment EBITDA	117	132
Orbitz
Net revenue	207	185
Segment EBITDA	17	15
GTA
Net revenue	64	62
Segment EBITDA	(0)	(8)
Corporate and Other
EBITDA	(35)	(32)
Intersegment eliminations
Net revenue	(17)	(14)
Combined Totals
Revenue	$668	$636
EBITDA	$99	$107

Provided below is a reconciliation of EBITDA to income before income taxes:

		Predecessor
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
EBITDA	$99	$107
Interest Expense, Net	(86)	(12)
Depreciation and Amortization	(55)	(49)
Income (Loss) Before Income Taxes	$(42)	$46

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are Management’s primary metric for measuring business performance and are used by the Board to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to Management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude, the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash stock based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

Provided below is a reconciliation of Net Revenue to Adjusted Net Revenue and EBITDA to Adjusted EBITDA:

	Three Month Ended March 31, 2007					Three Month Ended March 31, 2006
	Galileo	Orbitz	GTA	Corporate & Other	Total	Galileo	Orbitz	GTA	Corporate & Other	Total
Net Revenue	$414	$207	$64	($17)	$668	$403	$185	$62	($14)	$636

Adjustments
Separation from Cendant and Related	$2	$13	$2	$0	$16	$0	$0	$0	$0	$0
Non-recurring Items Associated with Travelport Acquisitions	0	0	0	0	0	0	0	0	0	0
Restructure and Related	0	0	0	0	0	0	0	0	0	0
Equity based compensation	0	0	0	0	0	0	0	0	0	0
Other	0	0	0	0	0	0	0	0	0	0
Total	$2	$13	$2	$0	$16	$0	$0	$0	$0	$0

Adjusted Net Revenue	$416	$220	$66	($17)	$684	$403	$185	$62	($14)	$636

EBITDA	$117	$17	($0)	($35)	$99	$132	$15	($8)	($32)	$107

Adjustments
Separation from Cendant and Related	$2	$13	$2	$4	$20	$0	$2	$1	$4	$7
Non-recurring Items Associated with Travelport Acquisitions	0	1	3	7	11	0	2	4	0	5
Restructure and Related	18	3	1	1	23	0	1	0	1	2
Equity based compensation	0	0	0	3	3	0	1	0	0	1
Other	2	(1)	(1)	(1)	0	(5)	(2)	(0)	0	(7)
Total	$23	$16	$5	$14	$58	($5)	$3	$4	$6	$8

Adjusted EBITDA	$139	$34	$4	($21)	$157	$127	$18	($3)	($26)	$115

* Totals may not foot due to rounding.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions)

(UNAUDITED)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$221	$97
Accounts receivable	436	454
Deferred income taxes	8	6
Other current assets	136	155
Assets held for sale	43	42
Total current assets	844	754

Property and equipment, net	480	474
Goodwill	2,174	2,165
Trademarks and tradenames	710	707
Other intangible assets, net	1,593	1,634
Deferred income taxes	9	12
Other non-current assets	373	384
Total assets	$6,183	$6,130

Liabilities and equity
Current liabilities:
Accounts payable	$336	$308
Accrued expenses and other current liabilities	903	821
Current portion of long term debt	24	24
Deferred income taxes	12	13
Total current liabilities	1,275	1,166

Long-term debt	3,633	3,623
Deferred income taxes	251	247
Tax sharing liability	128	125
Other non-current liabilities	144	194
Total liabilities	5,431	5,355

Commitments and contingencies

Equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	913	908
Accumulated deficit	(184)	(144)
Accumulated other comprehensive income	23	11
Total equity	752	775
Total liabilities & equity	$6,183	$6,130

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

		Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006

Operating activities of continuing operations
Net income (loss)	$(39)	$47
Loss from discontinued operations	—	(1)
Income (loss) from continuing operations	(39)	48
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations
Depreciation and amortization	55	49
Deferred income taxes	1	(5)
Provision for bad debts	3	3
Gain on sale of property	1	(7)
Amortization of debt issuance costs	5	—
Non-cash charges related to tax sharing liability	3	3
Equity based compensation	3	—
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	20	24
Other current assets	(8)	3
Accounts payable, accrued expenses and other current liabilities	110	86
Other	9	(6)
Net cash provided by operating activities of continuing operations	163	198
Investing activities of continuing operations
Property and equipment additions	(32)	(34)
Businesses acquired, net of cash	(5)	(21)
Net intercompany funding with AvisBudget	—	(36)
Proceeds from asset sales	1	10
Other	—	2
Net cash used in investing activities of continuing operations	(36)	(79)
Financing activities of continuing operations
Principal payments on borrowings	(6)	(1)
Issuance of common stock	2	—
Net cash used in financing activities of continuing operations	(4)	(1)
Effect of changes in exchange rates on cash & cash equivalents	1	(1)
Net increase in cash and cash equivalents from continuing operations	124	117
Cash used in discontinued operations
Investing activities	—	(1)
	—	(1)
Cash and cash equivalents at beginning of period	97	93
Cash and cash equivalents at end of period	221	209
Less cash of discontinued operations	—	(4)
Cash and cash equivalents of continuing operations	$221	$205

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	March 31,
	2007	2006	Change	% Change
Galileo
Air Segments	68,623	66,930	1,693	3%
Non-Air Segment	6,224	6,102	123	2%
Total Segments	74,848	73,032	1,816	2%

Americas Segments	28,552	27,877	675	2%
International Segments	46,295	45,154	1,141	3%
Total Segments	74,848	73,032	1,816	2%

Orbitz Worldwide
Domestic Gross Bookings	2,531	2,129	402	19%
International Gross Bookings	411	303	108	36%
Total Gross Bookings	2,942	2,432	510	21%

GTA
Total Transaction Value	295,900	252,400	43,500	17%